EXHIBIT 10.6

FIRST AMENDMENT TO STANDARD OFFER, AGREEMENT AND ESCROW

INSTRUCTIONS FOR PURCHASE OF REAL ESTATE (NON-RESIDENTIAL)

THIS FIRST AMENDMENT TO STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTION FOR PURCHASE OF REAL ESTATE (NON-RESIDENTIAL) (this “Amendment”) is dated as of January 13, 2020 (the “Effective Date”) and made by and between PARKVIEW MANAGEMENT GROUP, INC. and/or an affiliated entity (“Buyer”) and SYSTRON DONNER INERTIAL, INC.,  a Delaware corporation (“Seller”).

RECITALS

A.        Buyer and Seller are parties to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) dated as of December 31, 2019, as amended by that certain First Addendum to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) dated as of December 31, 2019 (as amended, the “Purchase Agreement”).

B.         Buyer and Seller desire to reduce the Purchase Price to $13,200,000.00.

C.         Buyer and Seller desire to amend the Expected Closing Date to Monday, February 10, 2020.

D.        Buyer desires and Seller consents to the conducting of an earthquake study and the generation of a probable maximum loss report of the Property (the “Earthquake Study”).

E.         Buyer and Seller desire to extend the contingency period until January 17, 2020, for the sole purpose of the Earthquake Study and Buyer’s review thereof.

F.         Capitalized words and phrases used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller agree that the following provisions are hereby added, deleted and/or modified, as applicable:

1.         Purchase Price.  Paragraph 3.1 is amended to replace each reference to the Purchase Price of $13,400,000.00 with $13,200,000.00.

2.         Expected Closing Date.  Paragraph 1.1 is amended to replace the Expected Closing Date with February 10, 2020.

3.         Contingency Period.  The parties hereby agree that the contingency period shall terminate at 5:00 p.m. Pacific Time on January 17, 2020, solely to allow Buyer to conduct the Earthquake Study. Buyer hereby waives its right to terminate the Agreement in Section 9 of the Agreement and the Deposit is hereby non-refundable, except to the extent that the Earthquake Study finds a probable maximum loss of twenty percent (20%) or higher. Upon such a finding, Buyer may terminate the Agreement on or before 5:00 p.m. Pacific Time on January 17, 2020.

4.         Effect of Amendment.  Except as modified herein, the terms and conditions of the Purchase Agreement shall remain unmodified and continue in full force and effect.  In the event of any conflict between the terms and conditions of the Purchase Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.

5.         Counterparts.  This Amendment may be executed in counterparts, including counterparts transmitted by facsimile or electronic email (via PDF), each of which shall be deemed and original, but all of which, together, shall constitute one Amendment.

6.         Entire Agreement.  This Amendment constitutes the entire understanding of the parties with respect to the subject matter in this Amendment and all prior agreements, representations, and understandings between the parties with respect thereto, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Amendment.

7.         Governing Law.  The validity, construction, enforcement and interpretation of this Amendment, and any claim, controversy or dispute arising under or related to this Amendment, or the rights, duties and relationship of the parties thereto, shall be governed by the laws of the State of California, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

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Buyer and Seller have executed this Amendment as of the date first written above.

BUYER:	PARKVIEW MANAGEMENT GROUP, INC.

	By:	/s/ Fred Afori
	Name:	Fred Afori
	Title:	President

SELLER:	SYSTRON DONNER INERTIAL, INC.

	By:	/s/ Ryan Hochgesang
	Name:	Ryan Hochgesang
	Title:	Secretary